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                                                                    Exhibit 15-A


                     Independent Accountants' Review Report


Board of Directors
National Steel Corporation

We have reviewed the accompanying condensed consolidated balance sheet of National Steel Corporation and subsidiaries, debtor-in-possession, (the Company) as of March 31, 2003, and the related condensed consolidated statements of income, cash flows and changes in stockholders' deficit for the three-month periods ended March 31, 2003 and 2002. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of National Steel Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of income, cash flows and stockholders' deficit for the year then ended (not presented herein), and in our report dated February 5, 2003, except for Notes 1 and 10, as to which the date is March 25, 2003, we expressed an unqualified opinion on those consolidated financial statements. However, our report on those consolidated financial statements includes a description of conditions that raise substantial doubt about the Company's ability to continue as a going concern, as more fully described in Notes 1 to those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2002, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



                                          Ernst & Young LLP


Indianapolis, Indiana
May 13, 2003